SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MONOLITHIC POWER SYSTEMS, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2008

To the Stockholders of Monolithic Power Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, will be held on Thursday, May 22, 2008, at 10:00 a.m., Pacific Daylight Time, at the Company’s corporate headquarters, 6409 Guadalupe Mines Road, San Jose, CA 95120, for the following purposes:

1.	To elect three Class I directors to serve for three years or until their respective successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 28, 2008 are entitled to notice of and to vote on the matters listed in this Notice.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose, as instructed on the proxy card. Any stockholder attending the meeting may vote in person even if he or she has already returned a proxy.

By Order of the Board of Directors,

/s/ Adriana Chiocchi
Adriana Chiocchi Corporate Secretary

San Jose, California

April 4, 2008

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

MONOLITHIC POWER SYSTEMS, INC.

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING

SOLICITATION AND VOTING

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 22, 2008 at 10:00 a.m., Pacific Daylight Time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at the Company’s corporate headquarters, located at 6409 Guadalupe Mines Road, San Jose, CA 95120. The telephone number at that location is (408) 826-0600.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report to Stockholders are first being mailed on or about April 14, 2008 to all stockholders of record at the close of business on March 28, 2008 (the “Record Date”).

Record Date; Outstanding Shares

Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. On the Record Date, 33,274,358 shares of the Company’s Common Stock were issued and outstanding. No shares of the Company’s Preferred Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Common Stock, see the section of this Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s 2009 annual meeting of stockholders must meet the stockholder proposal requirements contained in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and must be received by the Company no later than December 22, 2008 in order that they may be included in the Proxy Statement and form of proxy relating to that meeting. Such stockholder proposals should be submitted to the Company’s principal executive office located at 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary.

Requirements for stockholder proposals to be brought before an annual meeting. If a stockholder wishes to present a proposal at the Company’s 2009 annual meeting, and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Bylaws (the “Notice Period”). Under the Company’s Bylaws, in order to be deemed properly presented, notice of proposed business must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company not fewer than 90 or more than 120 calendar days before the one year anniversary of the date on which the Company first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. As a result, the Notice Period for the Company’s 2009 annual meeting will begin on December 22, 2008 and end on January 21, 2009. However, in the event the date of the 2009 annual meeting will be changed by more than 30 days, notice by the stockholder to be timely must be so received not later than the close of business on the later of: (1) 90 calendar days in advance of such annual meeting or (2) 10 calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder’s notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class and number of shares of the Company that are beneficially owned by the stockholder, (d) any material interest of the stockholder in such business, and (e) any other information that is required to be provided by the stockholder pursuant to Rule 14a-8 of the 1934 Act, in his or her capacity as a proponent to a stockholder proposal. If a stockholder gives notice of such a proposal after the Notice Period, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

Voting

Voting prior to the Annual Meeting. Most stockholders have three options for submitting their votes prior to the Annual Meeting: (1) via the Internet, (2) by telephone or (3) by mail. If you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late, and therefore not be counted. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting. A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing vote; revocability of proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (1) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company at or before the taking of the vote at the Annual Meeting, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary.

Expenses of Solicitation

The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Quorum; Required Vote; Abstentions; Broker Non-Votes

Holders of a majority of the outstanding shares entitled to vote must be present at the Annual Meeting in order to have the required quorum for the transaction of business. Stockholders are counted as present at the meeting if they: (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. If the shares present at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

A plurality of the votes duly cast is required for the election of directors.

The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting. An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the votes cast. However, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

PROPOSAL ONE

ELECTION OF DIRECTORS

Classified Board of Directors; Nominees

The Company’s Board currently consists of eight persons. Our certificate of incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board will be elected each year for three-year terms.

Three Class I directors are to be elected to the Board at the Annual Meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Board’s nominees, Victor K. Lee, Douglas McBurnie and Umesh Padval. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board to fill the vacancy. The term of office of each person elected as a Class I director will continue for three years or until his successor has been duly elected and qualified. If re-elected, the term for Messrs. Lee, McBurnie and Padval will expire at the 2011 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Information Regarding Nominees and Other Directors

Name	Age	Director Since	Principal Occupation
Michael R. Hsing	48	1997	President, Chief Executive Officer and Director
James C. Moyer	65	1998	Chief Design Engineer and Director
Herbert Chang(1)(3)	45	1999	Director
Alan Earhart(2)	64	2004	Director
Umesh Padval(1)(3)	50	2003	Director/Nominee
Victor K. Lee(2)	51	2006	Director/Nominee
Douglas McBurnie(2)(3)	65	2007	Director/Nominee
Karen A. Smith Bogart(1)	50	2007	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee

Nominees for Class I Directors Whose Term Expires in 2011

Victor K. Lee has served on our Board since September 2006. Mr. Lee currently serves as Chief Financial Officer and Secretary of Ambarella, Inc., a fabless semiconductor company. From December 2002 through June 2007, Mr. Lee served as Chief Financial Officer and Secretary of Leadis Technology Inc., a fabless semiconductor company. From February 2001 until December 2002, Mr. Lee was engaged as an independent consultant and from December 1999 to January 2001, Mr. Lee served as the Chief Financial Officer and Secretary of SINA Corporation, an Internet portal network company. From September 1998 to August 1999, Mr. Lee was the Vice President and Acting Chief Financial Officer of VLSI Technology, Inc., a semiconductor manufacturer, and from 1997 to 1998, Vice President, Corporate Controller of VLSI Technology, Inc. From 1989 to 1997, Mr. Lee was a finance director at Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and an M.B.A. from the University of California, Berkeley.

Umesh Padval has served on our Board since April 2003. Mr. Padval is currently an Operating Partner at Bessemer Venture Partners. From September 2004 to August 2007, Mr. Padval was the Executive Vice President of the Consumer Products Group at LSI Logic Corporation, a producer of communications, consumer, and storage semiconductors and Senior Vice President of the Broadband Entertainment Division at LSI from June 2001 to August 2004. Mr. Padval served as the President of C-Cube Microsystems' Semiconductor Division from October 1998 to May 2000 and served as Chief Executive Officer and Director of C-Cube Microsystems Incorporated from May 2000 until June 2001, when C-Cube was sold to LSI. Prior to joining C-Cube, Mr. Padval held senior management positions at VLSI Technology, Inc. and Advanced Micro Devices, Inc. Previously, he served on the boards of Elantec Corporation and Pictos Technologies and is currently on the boards of Entropic Communications Incorporated and several privately held companies. Mr. Padval holds a Bachelor of Technology from the Indian Institute of Technology, Mumbai, and a Masters in Engineering from Stanford University.

Douglas McBurnie has served on our Board since May 2007. Mr. McBurnie is a retired semiconductor executive with over 35 years of industry experience. Since 1998, Mr. McBurnie served as a consultant to and director for several public and private technology companies. From 1997 to 1998, he was Senior Vice President, Computer, Consumer & Network Products Group of VLSI Technology, Inc. From 1994 to 1997, Mr. McBurnie served as Vice President and General Manager of several divisions at National Semiconductor. He currently serves on the Board of Directors of Leadis Technology. Mr. McBurnie holds a B.A. degree from Baldwin Wallace College.

Incumbent Class II Directors Whose Term Expires in 2009

Alan Earhart has served on our Board since September 2004. Mr. Earhart is currently an independent consultant and has been a retired partner of PricewaterhouseCoopers LLP since 2001. From 1970 to 2001, Mr. Earhart held a variety of positions with Coopers & Lybrand LLP and its successor entity, PricewaterhouseCoopers LLP, an accounting and consulting firm, including most recently the position of Managing Partner for PricewaterhouseCoopers' Silicon Valley office. Mr. Earhart also serves on the board of directors and audit committees of Foundry Networks, and Network Appliance serving as chairman of the audit committee for Foundry Networks. Mr. Earhart previously served on the board of directors of NetScreen Technologies and Quantum Corp. Mr. Earhart holds a B.S. in accounting from the University of Oregon .

James C. Moyer has served on our Board since October 1998 and has served as our Chief Design Engineer since September 1997. Before joining our Company, from June 1990 to September 1997, Mr. Moyer held a senior technical position at Micrel, Inc. Prior to that, Mr. Moyer held senior design engineering positions at Hytek Microsystems Inc., National Semiconductor Corporation, and Texas Instruments Inc. Mr. Moyer holds a B.A.E.E. from Rice University.

Karen A. Smith Bogart has served on our Board since May 2007. Ms. Bogart is President of Pacific Tributes Inc., a start-up firm located in Santa Barbara, CA. From 2003 to 2006, Ms. Bogart was Chairman and President, Greater Asia Region and Senior Vice President of Eastman Kodak Company, located in Shanghai, PRC. She previously managed many of Eastman Kodak's largest global businesses, including Kodak Professional Imaging, Consumer Printing, and Consumer Cameras and Batteries. Ms. Bogart holds a B.A. in Political Science from the State University of New York at Geneseo; a Masters in Industrial and Labor Relations from Cornell University; and an M.B.A. from the University of Rochester.

Incumbent Class III Directors for a Term Expiring in 2010.

Herbert Chang has served on our Board since September 1999. Mr. Chang has been the President of InveStar Capital, Inc. since April 1996, Chief Executive Officer of C Squared Management Corporation since April 2004, and is currently a Managing Member of Growstar Associates, Ltd., which is the General Partner and the Fund Manager of VCFA Growth Partners, L.P. The companies for which Mr. Chang is involved focus on investing in companies in the semiconductor, telecommunications and networking, software, and/or Internet industries. Mr. Chang serves on the board of directors of Marvell Technology Group Ltd., and a number of private companies. Mr. Chang received a B.S. in geology from National Taiwan University and an M.B.A. from National Chiao Tung University in Taiwan.

Michael R. Hsing has served on our Board and has served as our President and Chief Executive Officer since founding Monolithic Power Systems in August 1997. Before founding our Company, Mr. Hsing held senior technical positions at companies such as Supertex, Inc. and Micrel, Inc. Mr. Hsing is an inventor on numerous patents related to the process development of bipolar mixed-signal semiconductor manufacturing. Mr. Hsing holds a B.S.E.E. from the University of Florida.

There is no family relationship among any of our executive officers, directors and nominees.

Director Independence

The Board has determined that each of Karen A. Smith Bogart, Herbert Chang, Alan Earhart, Victor K. Lee, Douglas McBurnie and Umesh Padval are “independent” under the applicable listing standards of The NASDAQ Stock Market (“NASDAQ”).

Board Meetings and Committees

The Board held a total of eight (8) meetings during 2007. During 2007, each director attended at least 75% of the meetings of the Board and the committees upon which such director served.

Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the 1934 Act and currently consists of three members: Alan Earhart, Victor K. Lee and Douglas McBurnie. This committee oversees the Company’s financial reporting process and procedures, is responsible for the appointment and terms of engagement of the Company’s independent registered public accounting firm, reviews and approves the Company’s financial statements, and coordinates and approves the activities of the Company’s independent registered public accounting firm. The Board has determined that Alan Earhart, the chairman of the Audit Committee, is an “audit committee financial expert,” as defined under the rules of the SEC, and all members of the Audit Committee are “independent” in accordance with the applicable SEC regulations and the applicable listing standards of NASDAQ. The Audit Committee held seven (7) meetings during 2007. The Audit Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investors Relations” section of our website at http://www.monolithicpower.com.

Compensation Committee. The Board has designated a Compensation Committee consisting of three members: Karen A. Smith Bogart, Herbert Chang, and Umesh Padval. Mr. Chang is the chairman of the Compensation Committee. This committee is responsible for providing oversight of the Company’s compensation policies, plans and benefits programs and assisting the Board in discharging its responsibilities relating to (a) oversight of the compensation of the Company’s Chief Executive Officer and other executive officers, and (b) approving and evaluating the executive officer compensation plans, policies and programs of the Company. The committee also assists the Board in administering the Company’s 2004 Equity Incentive Plan and 2004 Employee Stock Purchase Plan. The committee may delegate authority to subcommittees when appropriate. All members of the Compensation Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Compensation Committee held eight (8) meetings during 2007. The Compensation Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investors Relations” section of our website at http://www.monolithicpower.com.

Nominating Committee. The Board has designated a Nominating Committee consisting of three members: Herbert Chang, Douglas McBurnie and Umesh Padval. Mr. Padval is the chairman of the Nominating Committee. This committee is responsible for the development of general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board, developing overall governance guidelines and overseeing the overall performance of the Board. All members of the Nominating Committee are “independent” in accordance with the applicable listing standards of NASDAQ. The Nominating Committee held three (3) meetings in 2007. The Nominating Committee acts pursuant to a written charter adopted by the Board, which is available in the “Investor Relations” section of our website at http://www.monolithicpower.com.

Nomination Process

The Board has adopted guidelines for the identification, evaluation and nomination of candidates for director. The Nominating Committee considers the suitability of each candidate, including any candidates recommended by stockholders holding at least 5% of the outstanding shares of the Company’s voting securities continuously for at least 12 months prior to the date of the submission of the recommendation for nomination. If the Nominating Committee wishes to identify new independent director candidates for Board membership, it is authorized to retain and approve fees of third party executive search firms to help identify prospective director nominees. In evaluating the suitability of each candidate, the Nominating Committee will consider issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. While there are no specific minimum qualifications for director nominees, the ideal candidate should (a) exhibit independence, integrity, and qualifications that will increase overall Board effectiveness and (b) meet other requirements as may be required by applicable rules, such as financial literacy or expertise for audit committee members. The Nominating Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination. After completing its review and evaluation of director candidates, the Nominating Committee recommends to the full Board the director nominees for selection.

A stockholder that desires to recommend a candidate for election to the Board should direct such recommendation in writing to Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years and evidence of the nominating person’s ownership of Company stock.

Stockholder Communications

The Board has approved a Stockholder Communication Policy to provide a process by which stockholders may communicate directly with the Board or one or more of its members. You may contact any of our directors by writing to them, whether by mail or express mail, c/o Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120, Attention: Corporate Secretary. Any stockholder communications that the Board is to receive will first go to the Corporate Secretary, who will log the date of receipt of the communication as well as the identity of the correspondent in the Company’s stockholder communications log. The Corporate Secretary will review, summarize and, if appropriate, draft a response to the communication in a timely manner. The Corporate Secretary will then forward copies of the stockholder communication to the Board member(s) (or specific Board member(s) if the communication is so addressed) for review, provided that such correspondence concerns the functions of the Board or its committees or otherwise requires the attention of the Board or its members.

Attendance at Annual Meetings of Stockholders by the Board of Directors

Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend our annual meetings of stockholders. Four of our directors attended our 2007 Annual Meeting.

Code of Business Conduct

The Company has adopted a Code of Ethics and Business Conduct, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Ethics and Business Conduct is available in the “Investor Relations” section of our website at http://www.monolithicpower.com. The Company will disclose on its website any amendment to the Code of Ethics and Business Conduct, as well as any waivers of the Code of Ethics and Business Conduct, that are required to be disclosed by the rules of the SEC or NASDAQ.

Director Compensation

In 2007, the Board adopted a revised compensation plan for the Company’s independent directors. The plan was based on a survey of cash compensation practices of similar sized public companies and on external data provided by Presidio Pay Advisors. This survey included semiconductor companies, of which the Compensation Committee selected those companies with annual revenues between $150 million to $300 million. The annual compensation plan provides a common base fee for each independent director, as well as additional fees for service on the various committees and supplemental fees for the role of committee chairman, as follows:

Base Fee	$25,000
Nominating Committee Chairman	$5,000
Nominating Committee Member	$1,500
Audit Committee Chairman	$15,000
Audit Committee Member	$5,000
Compensation Committee Chairman	$7,000
Compensation Committee Member	$2,000

Each year, on the date of the annual meeting, the Company grants each non-employee director who has been on the Board for at least six months, an option to purchase 15,000 shares of Common Stock, which option fully vests on the anniversary of the date of grant and is otherwise governed by the terms of our 2004 Equity Incentive Plan. Additionally, the Company grants each new non-employee director an option to purchase 30,000 shares of Common Stock when joining the Board, which option vests over a term of two years and is otherwise governed by the terms of the 2004 Equity Incentive Plan.

The following table sets forth the total compensation paid by the Company to each non-employee director for fiscal 2007. Mr. McBurnie and Ms. Bogart joined the Board in May 2007, and as such, were entitled to a prorated portion of the annual base and committee fees. The committee memberships changed throughout the year, therefore, the committee fees were adjusted on a quarterly basis and were based on the committees for which each director served. Mr. Hsing and Mr. Moyer, who are our employees, did not receive additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total ($)
Karen A. Smith Bogart(2)	13,500	69,044	82,544
Herbert Chang(3)	22,625	112,416	135,041
Alan Earhart(4)	40,000	112,416	152,416
Victor Lee(5)	34,250	141,123	175,373
Douglas McBurnie(6)	15,750	69,044	84,794
Umesh Padval(7)	37,750	112,416	150,166

(1)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2007, in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2007. As incumbent members of the Board, each of Messrs. Chang, Earhart, Lee and Padval were granted an option to purchase 15,000 shares of common stock at an exercise price of $16.97 on May 24, 2007, the date of grant. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 11, 2008. Each of the grants had a grant date fair market value of $114,188. As new members of the Board, Mr. McBurnie and Ms. Bogart were each granted an option to purchase 30,000 shares of common stock at an exercise price of $16.97 on May 24, 2007, the date of grant. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 11, 2008. The grant to Mr. McBurnie and Ms. Bogart had a grant date fair market value of $228,375.
(2)	At December 31, 2007, the aggregate number of outstanding options held by Ms. Bogart totaled 30,000.

(3)	At December 31, 2007, the aggregate number of outstanding options held by Mr. Chang totaled 125,000.
(4)	At December 31, 2007, the aggregate number of outstanding options held by Mr. Earhart totaled 30,000.
(5)	At December 31, 2007, the aggregate number of outstanding options held by Mr. Lee totaled 45,000.
(6)	At December 31, 2007, the aggregate number of outstanding options held by Mr. McBurnie totaled 30,000.
(7)	At December 31, 2007, the aggregate number of outstanding options held by Mr. Padval totaled 52,097.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has appointed Deloitte & Touche, LLP. (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2008. Deloitte & Touche has audited the Company’s financial statements since the Company’s 1999 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by law, the Board has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee may reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Deloitte & Touche for fiscal years 2007 and 2006 (in thousands):

	2007	2006
Audit Fees	$1,211	$1,962
Tax Fees	72	32
All other Fees	—	—

Total	$1,283	$1,995

Audit Fees. In 2007, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the quarterly reports ($781,000) and the audit of the Company’s internal control over financial reporting ($430,000). In 2006, audit fees consisted of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in the quarterly reports ($677,000), the audit of the Company’s internal control over financial reporting ($670,000), the restatement of the Company’s prior year filings ($202,000) and the 2005 audit and internal control over financial reporting overruns ($380,000).

Audit fees also include services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings and advice on audit and accounting matters that arise during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Tax Fees. This category consists of professional services for tax compliance and advice.

Pre-Approval of Audit and Non-Audit Services

The charter of the Company’s Audit Committee requires the that the Audit Committee pre-approve all audit and non-audit services provided to the Company by its independent registered public accounting firm or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible. All such services for fiscal 2007 and fiscal 2006 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 5, 2008 information relating to the beneficial ownership of the Company’s common stock or shares exchangeable into the Company’s common stock by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director (or nominee), (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed below is Monolithic Power Systems, Inc., 6409 Guadalupe Mines Road, San Jose, CA 95120.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
Executive Officers and Directors:
Michael R. Hsing(2)	1,637,757	5%
C. Richard Neely, Jr.(3)	103,166	*
James C. Moyer(4)	1,716,782	5%
Deming Xiao(5)	322,705	1%
Maurice Sciammas(6)	508,102	*
Adriana Chiocchi(7)	43,875	*
Paul Ueunten(8)	599,407	2%
Karen A. Smith Bogart	—	*
Herbert Chang(9)(10)	3,448,160	10%
Alan Earhart(11)	15,000	*
Victor Lee(12)	15,000	*
Douglas McBurnie	—	*
Umesh Padval(13)	37,097	*

All directors and executive officers as a group (13 persons)(14)	8,447,051	24%

Other 5% shareholders:
Funds affiliated with Investar Capital Inc., 375 W. Trimble Road, San Jose, CA 95131(15)(19)	3,338,160	10%
Funds affiliated with J. & W. Seligman, 100 Park Avenue, New York, NY 10017(16)(19)	2,237,400	7%
Shares assoicated with Artis Capital Management, L.P., One Market Plaza, Spear Street Tower, Suite 1700, San Francisco, CA 94105(17)(19)	1,763,800	5%
Shares assoicated with AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104(18)(19)	1,803,692	5%

(1)	Based on 33,695,001 shares of the Company's common Stock outstanding on March 5, 2008. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of March 5, 2007 are considered to be outstanding and beneficially owned by such person. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes (i) 81,097 shares held of record by Michael Hsing and Sharon Z. Hsing, husband and wife, as joint tenants, (ii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Michael Hsing 2004 Trust, (iii) 133,040 shares held of record by Michael Hsing and Sharon Hsing, Co-Trustees of the Sharon Hsing 2004 Trust,,(iv) 438,436 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008. and (v) 30,000 shares of restricted stock which vests over four years.
(3)	Includes (i) 83,666 shares of our common stock issuable upon options exercisable within 60 days of March 5, 2008 and (ii) 19,500 restricted stock which vests over two years.

(4)	Includes (i) 518,504 shares held of record by Jim C. Moyer and Frances K. Moyer, husband and wife, as joint tenants, (ii) 197,960 shares held in the Moyer Family Revocable Trust (iii) 109,749 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008 and (iv) 9,500 shares of restricted stock which vests over two to four years.
(5)	Includes (i) 234,999 shares of our common stock issuable under options exercisable within 60 days of March 5, 2007 and (ii) 80,750 shares of restricted stock which vests over two to four years. Excludes 57,603 shares of our common stock issuable under options exercisable within 60 days of March 15, 2007 and 6,307 shares owned by Julia Chu, Mr. Xiao’s wife. See Certain Relationships and Related Transactions below.
(6)	Includes (i) 177,109 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008, (ii) 257,574 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Sciammas Family Living Trust, (iii) 42,647 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Maurice Sciammas 2004 Trust, (iv) 42,647 shares held of record by Maurice Sciammas and Christina Sciammas, Co-Trustees of the Christina Sciammas 2004 Trust and (v) 32,000 shares of restricted stock which vests over two years.
(7)	Includes (i) 22,375 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008 and (ii) 21,500 shares of restricted stock which vests over two to four years.
(8)	Includes (i) 176,603 share of our common stock issuable under options exercisable within 60 days of March 5, 2008, (ii) 32,550 shares held of record by the Ueunten Trust III, (iii) 32,550 shares held of record by the Ueunten Trust IV, (iv) 153,556 shares held of record by the Ueunten Trust I, (v) 123,900 shares held of record by the Ueunten Trust II and (vi) 19,500 shares of restricted stock which vests over two to four years.
(9)	Includes (i) 1,351,852 shares held of record by InveStar Semiconductor Development Fund Inc., (ii) 864,489 shares held of record by InveStar Semiconductor Development Fund Inc. (II) LDC and (iii) 1,121,819 shares held of record by VCFA Growth Partners, L.P. For each of these entities, the voting and/or dispositive power is held by Mr. Chang. Mr. Chang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.
(10)	Includes 110,000 shares of our common stock issuable upon options exercisable within 60 days of March 5, 2008.
(11)	Includes 15,000 shares of our common stock issuable upon options exercisable within 60 days of March 5, 2008.
(12)	Includes 15,000 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008.
(13)	Includes 37,097 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008.
(14)	Includes 1,420,034 shares of our common stock issuable under options exercisable within 60 days of March 5, 2008.
(15)	Includes (i) 1,351,852 shares held of record by InveStar Semiconductor Development Fund Inc., (ii) 864,489 shares held of record by InveStar Semiconductor Development Fund Inc. (II) LDC and (iii) 1,121,819 shares held of record by VCFA Growth Partners, L.P. For each of these entities, the voting and/or dispositive power is held by Mr. Chang. Mr. Chang disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.
(16)	Represents 2,237,400 shares owned by J. & W. Seligman & Co. Inc. (JWS) and Williom C. Morris.
(17)	Represents 1,763,800 shares beneficially owned by Artis Capital Management L.P. The shares are collectively owned by Artis Capital Management, L.P., Artis Capital Management, Inc. and Stuart L. Peterson.
(18)	Represents 793,872 shares owned by the AXA Entities, 782,750 shares owned by Alliance Bernstein L.P and 227,070 shares owned by AXA Equitable Life Insurance Company, all of which are subsidiaries of AXA Financial, Inc.
(19)	Represents ownership as of December 31, 2006 obtained from Form 13G filings. The ownership as of March 5, 2007 was not publicly available.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during 2007, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except for a late Form 3 for one (1) transaction for Paul Ueunten. The Form 3 was filed upon discovery that it had not been filed on time.

Certain Relationships and Related Transactions

On August 3, 2007, the Company granted to Julia Chu, employee and wife of Deming Xiao, President of MPS Asia Operations, options to purchase 20,000 shares of common stock at an exercise price of $18.77 that vest as follows: 50% vest two years after the vesting commencement date and 1/48th of the total number of shares vest each month thereafter. This grant was approved by the Board, and not specifically by the Audit Committee.

The Company has a written policy on related party transactions, as defined in the Company’s Code of Ethics and Business Conduct and the Audit Committee Charter. In accordance with the Company’s Code of Ethics and Business Conduct, it is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest, through, for example, a relative or significant other. It is also the responsibility of our Audit Committee, as described in the Audit Committee Charter, to review on an ongoing basis all related party transactions and approve these transactions before they are entered into.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the company—to create long-term value for our stockholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, long-term equity and short-term non-equity incentive compensation. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the company.

Determining Compensation

Frederic W. Cook & Co. was retained by Monolithic Power Systems’ Compensation Committee in August 2007 to conduct an independent review of the Company’s executive compensation program, focusing on:

1.	Its external reasonableness compared to publicly-traded technology companies of similar size and market value; and

2.	The program’s effectiveness in supporting the Company’s ongoing business strategy.

The study considered all elements of total direct compensation for MPS’ Chief Executive Officer, Chief Financial Officer and its next four most highly compensated officers. The study included an analysis of cash compensation, including non-equity incentive plan awards and equity incentives for both individual officers and the Company in aggregate. For equity award grants, consideration was given to equity ownership interest, company-wide annual share usage rates, stock-based compensation expense related to equity awards and total potential dilution from equity compensation programs.

MPS’ compensation programs were compared to 19 publicly-traded semiconductor companies, with market capitalization between approximate $250 million and $2.0 billion. MPS’ market capitalization was in the mid-range of the group, making it ideal for direct compensation comparisons. Furthermore, it also ensures the reasonableness of the benchmark study. The peer group was developed by Frederick W. Cook and Co. with the assistance from management and the Compensation Committee and includes: Silicon Laboratories, Microsemi, Semtech, Skyworks Solutions, Diodes, Amis Holdings, SiRF Technologies, Micrel, Applied Micro Circuits, Triquint, NetLogic, Cirrus Logic, Supertex, Advanced Analogic, Power-One, IXYS, Pericom, Genesis Microchip and Volterra. The results were as follows:

1.	Overall, the salaries for the six executives were 10% below-median, which is generally unsustainable over time as inequities emerge when new executives are hired. The Chief Executive Officer’s base compensation was 23% below-median.

2.	Overall, the target non-equity incentive plan awards as a percent of salary were approximately 10% below-median, with the Chief Executive Officer being 52% below-median.

3.	Generally, the equity compensation was above-median, in part because of the relative increase in shareholder returns relative to MPS’ peers, having returned on average approximately 32% since IPO versus a three-year peer median of approximately 5%. This makes up for a portion of the historical cash compensation shortfall.

Based on the results of the study, Frederic W. Cook & Co. recommended that we change our compensation philosophy, which has worked well in the past but was more appropriate for a pre-IPO company, so that it is sustainable for a performance-oriented public company. The study corroborated the compensation committee’s belief that there should be an appropriate mix between equity incentive awards and cash payments in order to meet the Company’s stated objectives. The mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards and takes into consideration financial, operational and strategic metrics, which impact the performance of our stock. It also serves to motivate and retain key personnel.

To address the shortfall in the base compensation of our executive officers, the Compensation Committee on October 25, 2007 approved an increase in the base salaries effective November 1, 2007, as follows:

Named Executive Officer	Base Salary
Michael Hsing	$400,000
C. Richard Neely, Jr.	$280,000
Deming Xiao	$280,000
Maurice Sciammas	$280,000
Adriana Chiocchi	$252,000
Paul Ueunten	$252,000
James C. Moyer	$180,000

The increase in the base salaries of our executive officers generally brought the cash compensation up to the median of the peer group, with the exception of Michael Hsing and James C. Moyer, who are co-founders of the Company and are significantly below the median of the companies for which MPS was compared.

The Role of the Compensation Committee and CEO

The Compensation Committee of our Board has primary responsibility for overseeing the design, development and implementation of the compensation program for the CEO and the other named executives. The Compensation Committee evaluates the performance of the CEO and determines CEO compensation in light of the goals and objectives of the compensation program. The CEO and the Compensation Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the CEO. Our CEO assists the Compensation Committee in reaching compensation decisions with respect to the named executive officers other than himself. The other named executive officers do not play a role in their own compensation determination, other than calculating achievement to discrete financial objectives, discussing individual performance objectives with the CEO and assisting with the compilation of external benchmark data for the Compensation Committee to review.

Bonuses

Generally, we do not provide our named executive officers with discretionary bonus payouts. In 2007, consistent with our compensation philosophy, there were no bonus payouts to any of our named executive officers.

Long-term, Equity Incentive Compensation

Long-term equity awards are designed to reward and retain our valued executives, to effectively compete for executives that can strategically position the company for future growth and financial success, and to encourage our executives to focus on achieving both short-term goals as well as long term development goals for the future.

Stock option awards are granted to encourage long-term retention and performance and remain a popular means of compensation for the following reasons: (1) goal-setting is not required; (2) it is essentially tax-deferred; and (3) employees generally receive more of them than if restricted shares were used, which then increases the upside potential if the stock price increases. Performance units are generally granted in fewer quantities and are used to reward individual outstanding performance. Performance units are used as a means of compensating our executives and they convey immediate value on vesting, and as such, the executive is assured some amount of value as long as he/she remains employed through the vesting period. Vesting periods may vary, at the discretion of the Compensation Committee. Generally, options vest over a period of four years and performance units vest over a period of two to four years.

In granting options and performance units to our named executive officers under the Company’s 2004 Equity Incentive Plan, the Compensation Committee bases the size of the awards on such considerations as the value of options and restricted stock awarded to individuals in comparable positions at peer group companies, the Company’s and individual’s performance against the Company’s goals and the goals set for such individual, the number of options currently held by the executive officer and the overall percentage of shares held by executive officers. In 2007, we granted equity awards to purchase our common stock to our incumbent officers, based on comparable carried interest ownership of the peer group, the shortfall in the cash compensation for 2007, their current and past performance and the achievement of certain performance based objectives, as follows:

Name	Stock Options	Performance Units	Rationale
Michael Hsing	200,000	0	Provided technological leadership and guidance to the Company; Set the vision for the Company going forward.

C. Richard Neely, Jr.	30,000	9,500	Played a significant role in reducing certain general and administrative costs and provided financial guidance to the shareholder community at large.

Deming Xiao	40,000	9,500	Played a significant role in reducing the cost of goods sold, which allowed us to maintain our margins despite a decline in the average sales price for certain of our products.

Maurice Sciammas	57,000	9,500	Increased sales penetration in existing markets and created market demand for new products.

James C. Moyer	20,000	9,500	Provided key technology justification in the settlement of certain lawsuits and is a key member of MPS’ technical staff.

Paul Ueunten	77,000	9,500	Instrumental in the design and development of new products and in patent-related activities.

Adriana Chiocchi	57,000	11,500	Played a key role in the settlement of certain lawsuits and in corporate governance compliance.

The grants to the majority of our executives were made in August 2007 at the first meeting of the Board after which the goals of our executives were assessed.

In 2008, at the recommendation of Frederick Cook & Co., we will grant a combination of time-based and performance-based options to our employees, including our named executive officers. This combination will allow us to retain certain key individuals and will reward individuals when short-term performance goals are met.

Short-Term, Non-Equity Incentive Compensation

Short-term non-equity based performance awards in 2007 were based on our 2006 Employee Bonus Plan, which was designed to align the compensation of executive management to key financial drivers and provide variable pay opportunities and targeted total cash compensation that is competitive with our peer group. The plan was also designed to increase the competitiveness of executive pay without increasing fixed costs and ensure that short-term, non-equity incentive payments are contingent upon each of our executives achieving their individual goals and objectives as well as the overall goals and objectives of the Company.

There are two components that are included in the determination of short-term, non-equity incentive compensation, corporate achievements and individual achievements. In measuring corporate achievements, there is an assessment of whether the revenue targets and non-GAAP operating targets for the relevant measurement periods, which is typically six months, were achieved. For purposes of this metric, non-GAAP operating income is defined as GAAP operating income, less stock-based compensation expense and extraordinary one time charges. The individual achievement components of the short-term non-equity incentive plan are specific goals and objectives for each executive, as agreed upon with the CEO. The short-term non-equity incentive plan, as implemented by the Compensation Committee, establishes a target bonus for each executive based on the market data described above. The plan had a maximum payout of 125% of target if performance significantly exceeded the financial and discretionary goals and also allowed limited flexibility to increase the payout by up to 20% at the discretion of the CEO, without Compensation Committee or Board approval. The maximum payout, therefore, was 145% of the target bonus. However, the total payout to all executives in the plan, which includes our named executive officers and certain of our other officers, could not exceed five percent of non-GAAP operating income. In 2007, the CEO exercised his 20% discretion for all executives, as the Company’s performance far exceeded the targeted objectives.

On January 31, 2008, the Compensation Committee approved the non-equity incentive plan for 2008 based on meeting certain revenue and non-GAAP financial targets and achieving certain corporate and individual goals. The plan has a maximum payout of 200% of target if performance exceeds the financial and discretionary goals. The maximum payout for each of our named executive officers in 2008 is as follows. Achieving the maximum bonus payout would require extraordinary performance to the criteria stated above.

Name	Maximum 2008 Performance Bonus
Michael R. Hsing	$702,000
C. Richard Neely, Jr.	$273,000
Deming Xiao	$273,000
James C. Moyer	$98,000
Maurice Sciammas	$273,000
Adriana Chiocchi	$246,000
Paul Ueunten	$246,000

Severance and Change-in-Control Arrangements

We have severance and change-in-control arrangements with certain of our named executive officers pursuant to employment agreements, which provide for such executives to receive certain payments and benefits upon termination of their employment with the Company in certain circumstances, including in connection with a change-in-control. Severance and change-in-control arrangements were benchmarked against our peer group. These arrangements are discussed in “Potential Payments Upon Termination or Change-in-Control” below.

Other Compensation

The Compensation Committee does not provide compensation packages for our executives that include extravagant perquisites nor do we provide our executives with non-qualified deferred compensation plans and defined benefit plans, other than our 401(k) plan for which our Company does not make a matching contribution.

The Company also offers a number of other benefits to named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include the Employee Stock Purchase Program, broad-based restricted stock unit awards, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance and health and dependent care flexible spending accounts.

In 2007, Mr. Ueunten was given an automobile for his important contribution to new product development. The products for which Mr. Ueunten was responsible are expected to continue to produce revenue for MPS in the upcoming years.

Equity Incentive Grant Policies

On January 19, 2007, the Board adopted the Monolithic Power Systems Equity Award Grant Policy which is designed to comply with: (i) the administrative provisions of the Company’s 2004 Equity Incentive Plan and such other plans as the Company may adopt from time to time (collectively, “the Plans”), (ii) the requirements of the Delaware General Corporation Law, (iii) the corporate governance requirements of NASDAQ, (iv) applicable rules and regulations of the SEC, including those relating to Section 16 of the 1934 Act, and (v) relevant sections of the Internal Revenue Code, including Sections 422 (incentive stock options), 409A (deferred compensation) and 162(m) (performance based compensation). Grants to MPS’ named executives must be approved by the Board and will only be granted at specific times during the year.

Plan and Corporate Authorization

Under the Company’s Plans, the authorization to administer the grant of equity incentive awards is conferred upon the Board or any committee of the Board as properly constituted under applicable laws.

The Board has delegated to the Compensation Committee of the Board the authority to serve as administrator of the Plans (including the authority to grant awards thereunder), and has approved a charter outlining the responsibilities of this committee which also includes this express authority. The delegation of authority to the Compensation Committee is not exclusive; the Board retains the right to formally approve award grants as well.

In addition, the Board has delegated limited authority for grants of equity awards under the Plans to new employees and consultants only to a committee consisting of the Chief Executive Officer (the “Equity Award Committee”). Grant documentation approved by the Equity Award Committee through unanimous written consent will also be verified through a second signature. The authority does not extend to grants to the named executive officers.

The delegation of authority to the Equity Award Committee is not exclusive; the Board and Compensation Committee retain the right to formally approve award grants as well.

Equity Grants to New Hires

It is the Company’s policy not to time equity award grants in relation to the release of material non-public information, and it is the intent of this policy to specify the timing of effectiveness of equity awards granted hereunder in order to avoid such timing.

Grants to new hire employees and consultants (other than Executive Officers as defined below) will generally be made on the first Monday and third Monday of each month. Management submits the Company’s employee equity award recommendations to the Equity Award Committee and/or the Compensation Committee and, if such equity awards are approved by the Equity Award Committee or the Compensation Committee, such equity awards will be granted effective as of the date of a meeting approving such awards as evidenced by written minutes of such meeting or the date of the last verification signature or electronic verification over email in the event of a written consent in lieu of the meeting. In the event that the Compensation Committee meets on any date other than the first Monday or third Monday of the month, the awards approved at such meeting for new hire employees who are not Executive Officers will be granted and priced effective as of the next scheduled grant date.

New hire grants made to “Executive Officers” (defined as the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Operations Officer, President, employees who are members of the Board and any other employee determined by the Board to be an Executive Officer) may not be granted by the Equity Award Committee and will only be granted on the date of the next regularly scheduled Board meeting subsequent to the Executive Officer’s start date and following approval of such grant by the Compensation Committee.

Equity Grants to Existing Employees or Incumbent Members of the Board

Generally, annual grants of equity awards shall be made to key performers quarterly at a regularly scheduled Board meeting for employees who are not Executive Officers. Grants of equity awards to Executive Officers shall be made two times per year in an open trading window by the Board or the Compensation Committee at a regularly scheduled meeting following the approval of such equity awards by the Compensation Committee to help avoid making such grants at a time when the Company’s trading market may not be in possession of material information regarding the Company.

Equity awards to non-employee members of the Board shall be made by the Board or pursuant to any automatic grant provisions in the Plans.

Prior to the adoption of a formal equity incentive grant policy, we granted equity instruments in a manner similar to the process described above.

There are no stock ownership guidelines for the Company’s named executive officers.

Tax and Accounting Impacts of Equity Grants

In issuing equity incentive grants to our employees, including our named executive officers, the accounting and tax impacts on the Company’s income statement are looked at regularly and are an integral part of the financial planning process.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon such reviews and discussions, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders.

Members of the Compensation Committee

Karen A. Smith Bogart

Herbert Chang

Umesh Padval

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2007 were Karen A. Smith Bogart, Herbert Chang, and Umesh Padval. No Compensation Committee member was at any time during 2007, or at any other time, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board or compensation committee of any entity that has one or more executive officers serving on the Company’s Board or Compensation Committee.

Summary Compensation Table

The following table sets forth the annual compensation for our Chief Executive Officer, Chief Financial Officer and our four other most highly compensated executive officers in 2007 and 2006 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)		Total ($)
Michael R. Hsing, Chief Executive Officer, President and Director	2007 2006	325,231 280,000		— —		— —	440,923 481,162	188,500 80,000	— —		954,654 841,162

C. Richard Neely, Jr., Senior Vice President and Chief Financial Officer	2007 2006	254,269 249,808		— —		36,590 —	395,814 527,558	145,000 70,875	— —		831,673 848,241

James C. Moyer, Chief Technology Officer and Director	2007 2006	175,385 149,875		— —		36,590 —	126,611 253,151	72,500 49,063	— —		411,086 452,089

Deming Xiao, President of MPS Asia Operations	2007 2006	254,269 250,000		— —		88,973 39,805	256,190 272,733	145,000 70,070	— —		744,433 632,608

Maurice Sciammas, Senior Vice President of Worldwide Sales and Tactical Marketing	2007 2006	254,269 250,000		— —		318,494 130,412	264,771 328,814	145,000 64,925	— —		982,535 774,152

Adriana G. Chiocchi, Senior Vice President, Chief Legal Officer and Corporate Secretary	2007 2006	228,842 51,923	(2)	— 11,250	(3)	44,293 —	272,722 41,180	116,000 3,125	— —		661,858 107,479

Paul Ueunten, Senior Vice President of Engineering(1)	2007	203,415		—		32,646	223,780	116,000	59,085	(7)	634,926

(1)	Mr. Ueunten was appointed as an executive officer in October 2007.
(2)	Ms. Chiocchi joined us in October 2006. Ms. Chiocchi’s annual base salary was $225,000.
(3)	Pro rata amount earned in 2006 based on an employment agreement between the Company and Ms. Chiocchi dated October 2, 2006.
(4)	Stock awards consist only of restricted stock awards and performance units. Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2007 and 2006, respectively, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 11, 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.
(5)	Reflects the dollar amount recognized for financial statement reporting purposes (disregarding an estimate of forfeitures related to service-based vesting conditions) for fiscal 2007 and 2006, respectively, in accordance with FAS 123(R), and thus may include amounts from awards granted in prior years. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 11, 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.
(6)	The Non-Equity Incentive Plan Compensation amounts for Messrs. Hsing, Neely, Moyer, Xiao, Sciammas and Ueunten and Ms. Chiocchi are based on the 2006 Employee Bonus Plan, the details of which are disclosed in this Proxy Statement on Schedule 14A. These amounts have been approved by the Compensation Committee of the Board and take into consideration each individual’s performance as well as the Company’s achievement of non-GAAP financial targets for the year ended December 31, 2007.
(7)	Mr. Ueunten’s All Other Compensation amount includes the price of an automobile in the amount of $59,085 which he received for his contribution to new product development.

Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2007

The following table sets forth information regarding plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2007.

All equity awards were granted pursuant to our 2004 Equity Incentive Plan. Options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards	Equity Awards as % of Total Compensation
		Target ($)	Maximum ($)
Michael R. Hsing	2/27/2007			—	125,000	12.99	805,350
	7/27/2007	130,000	202,375	—	—	—	—	145%
	8/3/2007			—	75,000	18.77	576,480

C. Richard Neely, Jr.	7/27/2007			—	—	—	—
	8/3/2007	100,000	145,000	—	30,000	18.77	230,592	49%
	8/3/2007			9,500	—	—	178,315

James C. Moyer	7/27/2007			—	—	—	—
	8/3/2007	50,000	72,500	—	20,000	18.77	153,728	81%
	8/3/2007			9,500	—	—	178,315

Deming Xiao	7/27/2007			—	—	—	—
	8/3/2007	100,000	145,000	—	40,000	18.77	307,456	65%
	8/3/2007			9,500	—	—	178,315

Maurice Sciammas	7/27/2007			—	—	—	—
	8/3/2007	100,000	145,000	—	57,000	18.77	438,125	63%
	8/3/2007			9,500	—	—	178,315

Adriana G. Chiocchi	7/27/2007			—	—	—	—
	8/3/2007	80,000	116,000	—	57,000	18.77	438,125	99%
	8/3/2007			11,500	—	—	215,855

Paul Ueunten	7/27/2007			—	—	—	—
	8/3/2007	80,000	116,000	—	77,000	16.00	512,697	109%
	8/3/2007			9,500	—	—	178,315

(1)

Grant of options based on a four year vesting schedule, 50% two years after the vesting commencement date and 1/48th each month thereafter. The assumptions used to calculate the value of stock awards are set forth under Note 7 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal 2007 filed with the SEC on March 11, 2008.

(2)	Grant of all other stock awards, which are restricted stock units, are based on a two year vesting schedule, 50% one year after the vesting commencement date and 50% two years after the vesting commencement date.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table sets forth, as to the Named Executive Officers, certain information concerning the outstanding equity awards at December 31, 2007.

	Option Awards(1)					Stock Awards(2)
Name	Stock Options Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Restricted Stock Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael R. Hsing	9/10/2003	60,000	—	1.20	9/11/2013
	1/13/2004	342,708	7,292	5.00	1/13/2014
	1/26/2005	25,520	9,480	7.77	1/26/2015
	2/27/2007	—	125,000	12.99	2/27/2014
	8/3/2007	—	75,000	18.77	8/3/2014

C. Richard Neely, Jr.	9/6/2005	67,000	87,500	8.41	9/22/2015	8/3/2007	9,500	203,965
	10/26/2006	—	70,000	11.85	10/26/2013
	8/3/2007	—	30,000	18.77	8/3/2014

James C. Moyer	1/13/2004	95,832	4,167	5.00	1/13/2014	8/3/2007	9,500	203,965
	1/26/2005	8,750	3,250	7.77	1/26/2015
	8/3/2007	—	20,000	18.77	8/3/2014

Deming Xiao	10/16/2002	48,333	—	1.20	10/15/2012	6/15/2005	11,250	241,538
	9/10/2003	68,334	—	1.20	9/11/2013	8/3/2007	9,500	203,965
	1/13/2004	48,958	1,042	5.00	1/23/2014
	12/1/2004	60,000	20,000	10.91	12/7/2014
	10/26/2006	—	70,000	11.85	10/26/2013
	8/3/2007	—	40,000	18.77	8/3/2014

Maurice Sciammas	7/15/2002	26,776	—	1.20	7/17/2012	2/17/2006	7,500	161,025
	9/10/2003	60,000	—	1.20	9/11/2013	10/26/2006	12,500	268,375
	1/26/2005	17,500	6,500	7.77	1/26/2015	8/3/2007	9,500	203,965
	6/15/2005	62,500	37,500	9.32	6/15/2015
	10/26/2006	—	40,000	11.85	10/26/2013
	8/3/2007	—	57,000	18.77	8/3/2014

Adriana G. Chiocchi	10/2/2006	6,750	106,250	11.85	10/26/2013	8/3/2007	11,500	246,905
	8/3/2007	—	57,000	18.77	8/3/2014

Paul Ueunten	7/17/2002	58,000	—	1.20	7/17/2012	7/27/2007	9,500	203,965
	9/11/2003	40,000	—	1.20	9/11/2013
	1/26/2005	19,687	7,313	7.77	1/26/2015
	6/15/2005	50,000	30,000	9.32	6/15/2015
	10/26/2006	—	25,000	11.85	10/26/2013
	7/27/2007	—	77,000	16.00	7/27/2014

(1)	Grants of options are based on a four year vesting schedule, 25% one-year after the vesting commencement date and 1/48th each month thereafter. Grants of options on or after October 26, 2006 are refresh grants and based on a four year vesting schedule, 50% after two years from vesting commencement date and 1/48th each month thereafter.
(2)	Grants of stock awards vest as follows: The grant to Mr. Xiao in June 2005 vests 25% each year following the vesting commencement date. Grants to all other executives vest 50% each year following the vesting commencement date. The market value of the shares that have not vested is based on the closing market price of the stock on the last trading day of fiscal 2007 of $21.47.

Option Exercises and Stock Vested For Fiscal Year Ended December 31, 2007

The following table sets forth, as to the Named Executive Officers, certain information concerning the options exercised and stock vested during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael R. Hsing	400,000	4,735,825
C. Richard Neely, Jr.	45,500	704,480
James C. Moyer	100,001	1,194,462
Deming Xiao	49,000	761,707	5,625	95,844
Maurice Sciammas	55,224	1,047,408	20,000	386,768
Adriana G. Chiocchi	37,000	522,440
Paul Ueunten	34,000	532,258

Equity Compensation Plan Information

The following table provides information as of December 31, 2007 about our Common Stock that may be issued upon exercise of options granted to employees, consultants or members of our Board under all existing equity compensation plans, including the 1998 Stock Option Plan, the 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan.

Plan Category	Number of securities issuable upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares remaining available for future issuance
Equity compensation plans approved by security holders	7,442,806	$10.50	3,100,536	(1)

(1)	Includes 1,603,319 shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan and 1,497,217 shares of Common Stock reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan. The Company’s 2004 Stock Incentive Plan incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the Company’s 2004 Equity Incentive Plan will increase by a number of shares equal to the least of (i) 5% of the outstanding shares of the Company’s common stock on the first day of the fiscal year, (ii) 2,400,000 shares or (iii) a lesser number of shares determined by the Company’s Board. The Company’s 2004 Employee Stock Purchase Plan additionally incorporates an evergreen provision pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the least of (i) 2% of the outstanding shares of the Company’s common stock on the first day of the fiscal year or (ii) 1,000,000 shares or (iii) a lesser number of shares determined by the Company’s Board. No shares remain available for future issuance, under the Company’s 1998 Stock Option Plan, which was terminated in 2004.

Potential Payments Upon Termination or Change-in-Control

Employment and Change-in-Control Arrangements

The following table sets forth, as to the Named Executive Officers, certain entitlements based on employment agreements and change-in-control arrangements. A change-in-control of the Company refers to a merger or consolidation after which our shareholders do not hold a majority of our outstanding voting securities, any transaction involving the transfer of greater than 50% of our voting power, or a sale of substantially all our assets. For all change-in-control arrangements, the named executive is entitled to their benefits if their employment is terminated without cause or if they leave for good reason within one year following a change-in-control. The Company has followed general market practices for senior executives in allowing limited Change-in-Control arrangements for selected officers.

Name	Agreement and Date	Change in Control	Termination Without Cause or Departure for Good Reason

Michael R. Hsing	Employment Agreement dated March 10, 2008	Base salary and benefits for a period of 12 months; acceleration of vesting of 100% of the executives’ unvested options and restricted awards and units.	Base salary and benefits for 12 months; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for 12 months following the termination of employment.

Jim C. Moyer	Employment Agreement dated August 23, 2002	Base salary and benefits for a period of 12 months; acceleration of vesting of 50% of the executives’ unvested options.	Base salary and benefits for six months; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for 12 months following the termination of employment.

C. Richard Neely, Jr.	Employment Agreement dated March 10, 2008	Base salary, target annual bonus and benefits for a period of 12 months; acceleration of vesting of 100% of the executives’ unvested options and restricted awards and units.	Base salary, target annual bonus and benefits for six months, as long as the executive is not employed by another company; acceleration of vesting of stock options equal to the number of options that would have vested had the executive remained an employee for six months following the termination of employment.
Deming Xiao
Maurice Sciammas
Adriana G. Chiocchi
Paul Ueunten

Each of the employment agreements with the Company’s named executive officers contains a provision whereby during the period of employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose or use any confidential information or proprietary data other than for the Company’s interest. These employment agreements also contain a covenant not to solicit, beginning with the date of the Executive’s termination and until one year thereafter.

Estimated Payments Upon Termination or Change-in-Control

The following table sets forth the payments required to be made to each named executive officer in connection with the termination of their employment upon specified events assuming a stock price of $21.47 per share, the closing price on December 31, 2007. The amounts shown also assume that the termination was effective December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out in a lump sum to the executives upon their termination. The actual amounts paid can only be determined at the time of the termination of the executive’s employment.

	Change of Control				Termination without Cause or Departure for Good Reason
Name	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation	Base Salary and Target Bonus	Stock Options and Awards	Insurance Benefits	Total Compensation
Michael R. Hsing	1,102,000	1,512,475	15,904	2,630,379	1,102,000	555,599	7,952	1,665,551
C. Richard Neely, Jr.	553,000	2,101,115	11,742	2,665,857	276,500	471,791	5,871	754,162
James C. Moyer	278,000	185,560	11,336	474,896	139,000	225,213	5,668	369,881
Deming Xiao	553,000	1,455,253	3,101	2,011,354	276,500	417,585	1,550	695,636
Maurice Sciammas	553,000	1,716,733	15,358	2,285,090	276,500	521,215	7,679	805,394
Adriana G. Chiocchi	498,000	1,422,930	15,306	1,936,236	249,000	261,339	7,653	517,992
Paul Ueunten	498,000	1,330,343	15,010	1,843,353	249,000	295,054	7,505	551,559

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements; appoint independent auditors to audit the Company’s financial statements; and assist the Board in the oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, and (iv) the Company’s internal accounting and financial controls. In addition, the Audit Committee provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The Audit Committee has a duly adopted charter, which it reviews on an annual basis. The Audit Committee has determined that it had fulfilled its responsibilities under the Audit Committee Charter in 2007.

The Audit Committee is responsible for recommending to the Board that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for 2007, including:

•	reviewing and discussing the audited financial statements with the Company’s independent registered public accounting firm and management;

•

discussing with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with audit committees, as currently in effect; and

•

receiving the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and discussing with the independent registered public accounting firm their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Alan Earhart, Chairman

Victor K. Lee

Douglas McBurnie

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 4, 2008	/s/ Adriana Chiocchi
Adriana Chiocchi Corporate Secretary

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW AND THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Mark Here for Address Change or Comments

PLEASE SEE REVERSE SIDE

MONOLITHIC POWER SYSTEMS, INC.

Election of Directors

FOR

WITHHELD

1. To elect three Class I directors to serve for the ensuing three year period and until their successors are duly elected and qualified.

Ratification of Appointment of Independent Registered Public Accounting Firm

FOR

AGAINST

ABSTAIN

2. To ratify the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

01 Victor K. Lee

02 Douglas McBurnie

03 Umesh Padval

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Please indicate if you plan to attend this meeting.

YES

NO

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE, SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To assure your representation at the Annual Meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

Signature

Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

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Use the Internet to vote your proxy.

Have your proxy card in hand when you access the web site.

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If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MONOLITHIC POWER SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 22, 2008

The undersigned hereby appoints Adriana Chiocchi and C. Richard Neely, Jr., and each of them, with full power of substitution, to represent the undersigned, and to vote all of the shares of stock in Monolithic Power Systems, Inc. (the “Company”), a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 6409 Guadalupe Mines Road, San Jose, California 95120, on Thursday, May 22, 2008, at 10:00 a.m., Pacific Daylight Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals set forth on the reverse side, and as more particularly described in the Proxy Statement of the Company dated April 4, 2008, (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE NOMINEES LISTED HEREIN, AND FOR PROPOSAL 2. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

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